Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-205481 on Post-Effective Amendment No. 1 to Form S-8 of The Kraft Heinz Company of our report dated June 22, 2026 appearing in this Annual Report on Form 11-K of Kraft Heinz Savings Plan for the year ended December 31, 2025.

/s/ Crowe LLP
Crowe LLP
Oakbrook Terrace, Illinois
June 22, 2026